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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





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        Date of Report (date of earliest event reported): March 20, 2003



                                Today's Man, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Pennsylvania                    0-20234                 23-1743137
-----------------------------         ------------          ------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)




                                 835 Lancer Drive
                           Moorestown, New Jersey 08057
                         -------------------------------
                         (Address of principal executive
                          offices, including zip code)


        Registrant's telephone number, including area code (856) 235-5656
                                                           --------------


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Item 5.  Other events.

         On March 20, 2003, Today's Man, Inc. (OTCBB: TMAN.OB) (the "Company") entered into an asset purchase agreement to sell substantially all of the assets of the corporation to Christopher's Men's Stores, Inc. for $9.75 million, subject to adjustment, plus the assumption of specified liabilities. The completion of the transaction is subject to, among other things, higher and better offers as may be required by the Bankruptcy Code and the approval of the United States Bankruptcy Court for the District of New Jersey.


Item 7.  Financial Statements and Exhibits.

         Exhibit 2.1 - Asset Purchase Agreement dated as of March 20, 2003 among Christopher's Men's Stores, Inc., the Company, Feld & Feld, Inc., Benmol, Inc. and D&L Inc. Exhibit A - Agency and License Agreement, Exhibit B - Allocation Schedule and the Disclosure Schedule - Exceptions to Representations and Warranties will be provided to the Commission upon request.

         Exhibit 99.1 - The Company's press release dated March 24, 2003.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TODAY'S MAN, INC.



                                       By: /s/ Frank E. Johnson
                                           -------------------------------------
                                           Frank E. Johnson, Acting Chief
                                           Executive Officer, Executive Vice
                                           President and Chief Financial Officer



Date: March 25, 2003